Exhibit 10.10

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO FORM OF EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.9

Each of the following Named Executive Officers have entered into a Form of Employment Agreement as set forth in Exhibit 10.9 as of the date indicated below:

NAME	DATE

James Breisinger	February 1, 2000
Carlos Cardoso	December 17, 2003
Stanley Duzy, Jr.	February 1, 2000
F. Nicholas Grasberger	October 28, 2003